Exhibit 99.2

SOLEBIT LABS LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017

IN U.S. DOLLARS IN THOUSANDS

INDEX

Page

Report of Independent Auditors	2

Consolidated Balance Sheet	3-4

Consolidated Statement of Comprehensive loss	5

Statement of Changes in Shareholders' Equity	6

Consolidated Statement of Cash Flow	7

Notes to Consolidated Financial Statements	8 - 20

- - - - - - - - - - - - - - -

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A, Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT AUDITORS

To the shareholders of

SOLEBIT LABS LTD.

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Solebit Labs Ltd. (the "Company"), which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statement of comprehensive loss, changes in Shareholders' equity and cash flow for the year ended December 31, 2017, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2017, and the consolidated results of their operations and its cash flow for the year ended December 31, 2017 in conformity with U.S. generally accepted accounting principles.

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global
Tel-Aviv, Israel
October 8, 2018

SOLEBIT LABS LTD.

CONSOLIDATED BALANCE SHEET

U.S. dollars in thousands, except share and per share data

		December 31,
	Note	2017
ASSETS

CURRENT ASSETS:
Cash and cash equivalents		$10,929
Restricted cash		61
Trade receivables		60
Other accounts receivables and prepaid expenses	3	259

Total current assets		11,309

LONG-TERM ASSETS
Long term deposit		21
Property and equipment, net	4	71

Total long-term assets		92

Total assets		$11,401

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Trade payables		$17
Other accounts payable and accrued expenses	5	359
Deferred revenues short-term		1,402

Total current liabilities		1,778

LONG-TERM LIABILITIES:
Deferred revenue long-term		39

Total long-term liabilities		$39

SOLEBIT LABS LTD.

CONSOLIDATED BALANCE SHEET

U.S. dollars in thousands, except share and per share data

		December 31,
	Note	2017
COMMITMENTS AND CONTINGENT LIABILITIES	6

SHAREHOLDERS' EQUITY:	8
Ordinary share of NIS 0.01 par value - Authorized: 23,457,511 shares at December 31, 2017; Issued and outstanding: 7,044,632 shares at December 31, 2017;		21
Preferred A-1, A-2, B-1 and B-2 shares of NIS 0.01 par value – Authorized: 11,542,489 shares at December 31, 2017; Issued and outstanding: 11,542,489 shares at December 31, 2017; Aggregate liquidation preference of $ 12,591 at December 31, 2017		27
Additional paid-in capital, net		12,734
Accumulated deficit		(3,198)

Total shareholders' equity		9,584

Total liabilities and shareholders' equity		$11,401

The accompanying notes are an integral part of the consolidated financial statements.

October 8, 2018	/s/ Peter Campbell
Date of approval of the	Peter Campbell
financial statements	Director

SOLEBIT LABS LTD.

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

U.S. dollars in thousands

Year ended December 31,
2017

Revenues	$2,142
Cost of revenues	212

Gross profit	1,930

Operating expenses:

Research and development, net	2,006

Sales and marketing	263

General and administrative	631

Total operating expenses	2,900

Operating loss	970

Financial expenses, net	442

Net loss	$1,412

The accompanying notes are an integral part of the consolidated financial statements.

SOLEBIT LABS LTD.

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

U.S. dollars in thousands, except share and per share data

	Ordinary share		Preferred Shares A-1, A2, B-2, B-2		Additional paid-in	Accumulated	Total shareholders'
	Number	Amount	Number	Amount	capital	deficit	equity

Balance as of December 31, 2016	7,004,200	$21	4,555,859	$7	$1,987	$(1,786)	$229

Share-based compensation	—	—	—	—	398	—	398

Exercise of share options	40,432	(* —	—	—	—	—	(* —

Issuance of series B-1 and B-2 preferred shares, net	—	—	6,986,630	20	9,880	—	9,900

Beneficial conversion feature	—	—	—	—	469	—	469

Net loss	—	—	—	—	—	(1,412)	(1,412)

Balance as of December 31, 2017	7,044,632	$21	11,542,489	$27	$12,734	$(3,198)	$9,584

*) Represents an amount lower than $ 1 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

SOLEBIT LABS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOW

U.S. dollars in thousands

Year ended December 31,
2017

Cash flow from operating activities:

Net loss	$(1,412)
Adjustments to reconcile net loss to net cash used in operating activities:
Beneficial conversion feature related to convertible loans	469
Accretion of interest on convertible loan	(22)
Depreciation	13
Share based compensation	398
Decrease in trade receivables	523
Increase in accounts receivable and prepaid expenses	(240)
Decrease in trade payables	(11)
Increase in other accounts payable and accrued expenses	213
Increase in deferred revenues	1,365

Net cash provided by operating activities	1,296

Cash flow from investing activities:

Purchase of property and equipment	(61)
Long term deposit	(21)
Restricted cash	(48)

Net cash used in investing activities	(130)

Cash flow from financing activities:

Convertible loan	—
Exercise of share options	(* —
Issuance of shares	8,100

Net cash provided by financing activities	8,100

Increase in cash and cash equivalents	9,266
Cash and cash equivalents at beginning of period	1,663

Cash and cash equivalents at end of period	$10,929

Non cash transactions:

Conversion of convertible loans to B-2 preferred shares	$1,800

*) Represents an amount lower than $ 1 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

SOLEBIT LABS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL

Solebit Labs Ltd. (the "Company") was incorporated on March 25, 2014 and started its operation on December 10, 2014. The Company develops Automatic real-time prevention of targeted cyber-attacks based on zero-day (undisclosed computer software vulnerability that hackers can exploit) or any other unknown threat.

On April 24, 2017, the Company established Solebit Labs Inc., a wholly-owned subsidiary (the “Subsidiary”), in United States, to operate as a distributer. The Subsidiary started its operation in January 2018.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). The significant policies in the preparation of the consolidated financial statements are:

a.	Use of estimates:

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

b.	Consolidated financial statements in U.S. dollars:

The Company's management believes that the U.S. dollar is the currency of the primary economic environment in which the Company operates. Therefore, the functional and reporting currency for the Company is the U.S. dollar.

Transactions and balances denominated in U.S. dollars are presented at their original amounts. Monetary accounts maintained in currencies other than the dollar are re-measured into dollars in accordance with Accounting Standards Codification No. 830, "Foreign Currency Matters" ("ASC 830"). All transaction gains and losses of the re-measurement of monetary statement of financial position items are reflected in the consolidated statements of comprehensive income as financial income or expenses, as appropriate.

c.	Principles of consolidation:

The consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and its wholly-owned subsidiary. Intercompany transactions and balances have been eliminated upon consolidation.

d.	Cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less.

SOLEBIT LABS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

e.	Restricted cash:

Restricted cash is primarily invested in certificates of deposit and is used as security for the Company's credit cards.

f.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following annual rates:

%

Computers, software and laboratory equipment	33
Office furniture and equipment	6-15
Leasehold improvements	Over the shorter of their useful life or term of the lease

g.	Long-term deposits

Long-term deposits are related to Company’s rent agreements and are presented at cost.

h.	Impairment of long -lived assets

The long-lived assets of the Company are reviewed for impairment in accordance with ASC No. 360-10, "Accounting for the Impairment or Disposal of Long-Lived Assets" whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. As of December 31, 2017, no indication for impairment loss has been identified.

i.	Research and development expenses:

Research and development cost, net of government grants received, are charged to the statement of operations as accrued.

j.	Government grants:

Government grants received by the Company relating to categories of operating expenditures are credited to the consolidated statement of income during the period in which the expenditure to which they relate is charged. Grants from the Israeli Innovation Authority ("IIA") for funding certain approved research and development projects are recognized at the time when the Company is entitled to such grants, on the basis of the related costs incurred, and included as a deduction from research and development expenses.

The Company received accumulated amount of grants in the amounts $366 for the year ended December 31, 2017.  The Company is obligated to pay royalties amounting to 3% of the sales of certain products the development of which received grants from the Israeli

SOLEBIT LABS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Innovation Authority in previous years.  The obligation to pay these royalties is contingent on actual sales of the products.

During the year 2017, the Company paid the amount of $47 on account of royalties. As of December 31, 2017, the Company has accrued liability to pay royalties in the amount of $ 34.

k.	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. The Company's cash and cash equivalents are deposited in major banks in Israel and the Management believes that the financial institutions that hold the Company's investments are financially sound and, accordingly, minimal risk exists with respect to these investments. The Company has no significant off-balance-sheet concentrations of credit risk.

l.	Revenue recognition:

The Company generates revenues mainly from time-based software products and related services. Revenues from software products agreements are recognized when all criteria outlined in ASC 985-605, "Software Revenue Recognition" ("ASC 985-605") as amended are met. Revenue from software products are recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant obligations with regard to implementation remain, the fee is fixed or determinable and collectability is probable.

The Company generates its revenues from the sale of term license arrangements including support. When no vendor specific objective evidence (“VSOE”) of fair value could be determined for the undelivered item (support), revenue is recognized ratably over the period of the licensing agreement

Deferred revenues represent revenues paid in advance and recognized over the term of the service.

m.	Severance pay:

Pursuant to Section 14 of the Severance Compensation Law, 1963 ("Section 14"), the employees of the Company are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Section 14 allows the Company to make yearly deposits in the severance pay fund according to the employees' current salary. Furthermore, the fund is made available to the employee at the time when the employer-employee relationship ends, regardless of the cause of termination. Deposits under section 14 are not recorded as an asset in the Company's statement of financial position. The Company has no right to use the money or transfer it between employees.

Severance pay expenses for the year ended December 31, 2017 were $113.

n.	Fair value of financial instruments:

FASB ASC No. 820, “Fair Value Measurements and Disclosures” defines fair value,

SOLEBIT LABS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

establishes a framework for measuring fair value.  Fair value is an exit price, representing the amount that would be received for selling an asset or paid for the transfer of a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. A three-tier fair value hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level I	Unadjusted quoted prices in active markets that are accessible on the measurement date for identical, unrestricted assets or liabilities;
Level II	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and
Level III	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The carrying amounts of the Company's financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their generally short maturities.

o.	Accounting for share-based compensation:

The Company adopted the fair value recognition provisions of ASC No. 718, "Share-Based Payment" ("ASC 718"). ASC 718 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's consolidated statement of comprehensive loss.

The Company applies ASC 718 and Accounting Standards Codification No. 505-50 "Equity-Based Payments to Non-Employees" ("ASC 505-50"), with respect to options and warrants issued to non-employees. ASC 718 requires the use of option valuation models to measure the fair value of the options and warrants at the measurement date as defined in ASC 505-50.

The Company recognizes compensation expenses for the value of its awards based on the straight-line method over the requisite service period of each of the awards.

The Company selected the Black-Scholes-Merton Option-Pricing Model (OPM) as the most appropriate fair value method for its option awards. The OPM requires a number of assumptions, of which the most significant are the expected share price, volatility and the expected option term.

The fair value of Ordinary shares underlying the options has historically been determined by management and the board of directors. As there has been no public market for the Company's Ordinary shares, the board of directors has determined fair value of an Ordinary share at the time of grant of the option by considering a number of objective and subjective factors including data from other comparable companies, sales of convertible preferred shares to unrelated third parties, operating and financial performance, the lack of liquidity of share capital and general and industry specific economic outlook, amongst other factors. The fair value of the underlying Ordinary shares will be determined by the board of

SOLEBIT LABS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

directors until such time as the Company's Ordinary shares are listed on an established share exchange or national market system. The Company's board of directors determined the fair value of Ordinary shares based on valuations performed using the OPM method for the year ended December 31, 2017.

The computation of expected volatility is based on actual historical share price volatility of comparable companies. Expected term of options granted is calculated using the average between the vesting period and the contractual term to the expected term of the options in effect at the time of grant. The Company has historically not paid dividends and has no foreseeable plans to pay dividends and, therefore, uses an expected dividend yield of zero in the option pricing model.  The risk-free interest rate is based on the yield of U.S. treasury bonds with equivalent terms as the expected term of the options.

The fair value for options granted to employees during 2017 is estimated at the date of grant using the Black-Scholes-Merton Option Pricing Model with the following assumptions: expected volatility of 59.2%, risk free interest rates of 1.98%, dividend yield of 0%, and an expected term of 6 years.

p.	New pronouncements not yet effective:

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09 (“ASU 2014-09”) "Revenue from Contracts with Customers." ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)” and requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. As currently issued and amended, ASU 2014-09 is effective for nonpublic entities for annual reporting periods beginning after December 15, 2018, though early adoption is permitted for annual reporting periods beginning after December 15, 2016. The Company is currently in the process of evaluating the impact of the adoption of ASU 2014-09 on its consolidated financial statements, implementing accounting system changes related to the adoption, and considering additional disclosure requirements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (Topic 842) “Leases.” Topic 842 supersedes the lease requirements in Accounting Standards Codification (ASC) Topic 840, “Leases.” Under Topic 842, lessees are required to recognize assets and liabilities on the balance sheet for most leases and provide enhanced disclosures. Leases will continue to be classified as either finance or operating. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019 and must be adopted using a modified retrospective approach, which  requires lessees and lessors to recognize and measure all leases within the scope of this ASU using one of the following transition methods: (i) as of the beginning of the earliest comparative period presented in the financial statements, or (ii) as of the beginning of the period in which this ASU is adopted. There are additional optional practical expedients that an entity may elect to apply. The Company is in the process of implementing changes to its systems and processes in conjunction with the review of lease agreements.

In August 2016, the FASB issued ASU 2016-15, which provides guidance on the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. Under the update, entities will no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash

SOLEBIT LABS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

flows. When cash, cash equivalents, restricted cash and restricted cash equivalents are presented in more than one line item on the balance sheet, the new guidance requires a reconciliation of the totals in the statement of cash flows to the related captions in the balance sheet. The amendments in this update are effective for fiscal years beginning after December 15, 2017. Early adoption is permitted. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In November 2016, the FASB issued Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”), which requires companies to include amounts generally described as restricted cash and restricted cash equivalents in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts shown on the statement of cash flows. This guidance will be effective for us in the first quarter of 2018. The standard requires application using a retrospective transition method.

In July 2018, the FASB issued ASU 2018-07, "Compensation - Stock Compensation (Topic 718) - Improvements to Non-employee Share-based Payment Accounting." ASU 2018-07 was issued to simplify several aspects of the accounting for nonemployee share-based payment transactions resulting from expanding the scope of Topic 718, Compensation - Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The ASU is effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early adoption is permitted. The Company is currently assessing the impact of the adoption of this standard on its condensed consolidated financial statements and footnote disclosures.

q.	Recently issued and adopted pronouncements:

In March 2016, the FASB issued Compensation - Share Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). The amendments in ASU 2016-09 affect all entities that issue share-based payment awards to their employees and involve multiple aspects of the accounting for share-based payment transactions, including income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods.. The Company adopted ASU 2016-09 during the first quarter of 2017, at which time it changed its accounting policy to account for forfeitures as they occur. There was no material impact of the adoption of this standard on the Company’s financial statements

r.	Dependency on a major customer:

During the year ended December 31, 2017, 66% of the Company's revenues were derived from customer A and 13% from customer B.

SOLEBIT LABS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 3:-	OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

December 31,
2017

Government authorities	239
Prepaid expenses	20

$259

NOTE 4:-	PROPERTY AND EQUIPMENT, NET

December 31,
2017
Cost:
Computers, software and laboratory equipment	$59
Office furniture and equipment	20
Leasehold improvements	22
101

Less - accumulated depreciation	(30)

Depreciated cost	$71

Depreciation expense for the year ended December 31, 2017 amounted to $ 13.

NOTE 5:-	OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

December 31,
2017

Employees and payroll accruals	$269
Accounts payable and accrued expenses	90

$359

NOTE 6:-	COMMITMENTS AND CONTINGENT LIABILITIES

a.

The Company leases its facilities under operating lease agreement for the period ending in    February 2019. Future minimum annual lease commitments under operating leases agreements for the year ended December 31, 2017 are as follows:

Year

2018	$83
2019	14

$97

The total rent expenses for the year ended December 31, 2017 was approximately $ 43.

SOLEBIT LABS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 6:-	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

As of December 31, 2017, the Company's unpaid contingent liability amount to the IIA is $319 on account of royalties.

NOTE 7:-	CONVERTIBLE LOANS

On October 9, 2016 and November 20, 2016, the Company entered into two convertible loan agreements with certain investors, for an amount of $300 and $1,500, respectively. The convertible loans do not bear interest.

Conversion method:

$300 loan:

Qualified Financing – Upon closing of a Qualified Financing Round ("QFR") of at least $ 1M from new investors prior to the maturity date, the principle amount shall automatically be

Converted into the same class of shares as shall be issued by the Company at the closing of the QFR, at a discount from the lowest price per share paid in the QFR. The discount percentage is 10% for the 6 month period following the effective date, 20% for the 12 month period thereafter, and 30% thereafter (and until 18 months following the effective date).

Default conversion - In the event that the financing amount has not been converted after 18 month anniversary of the effective date, the outstanding financing amount shall automatically convert into the most senior class of shares of the Company at the time of the conversion, at a price per share reflecting a pre-money valuation of $18,000.

$1,500 loan:

Qualified Financing – Upon closing of a Qualified Financing Round ("QFR") of at least $ 4M from new investors prior to the maturity date, the principle amount shall automatically be converted into the same class of shares as shall be issued by the Company at the closing of the QFR, at a discount from the lowest price per share paid in the QFR. The discount percentage is 10% for the 6 month period following the effective date, 20% for the 6 month period thereafter, 30% for the 12 month period thereafter, 40% for the 12 month period thereafter, 55% for the 12 month period thereafter, 70% for the 12 month period thereafter, 85% for the 12 month period thereafter (and until 60 months following the effective date).

Pursuant to the First Closing of 2017 SPA dated June 22, 2017, as amended on October 18, 2017, and the Subsequent Closing thereof, dated October 18, 2017, the Convertible Loans converted into an aggregate amount of 1,504,300 Preferred B-2 shares at a discounted price per share of $1.197. The Company accounted for the convertible loans in accordance with ASC 470-20, Debt with Conversion and Other Options. As a result, the Company recorded an amount of approximately $ 469 related to beneficial conversion feature on the convertible loans, as the conversion price of the convertible loan was less than the fair value of the Preferred B-2 shares (See Note 8).

SOLEBIT LABS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 8:-	SHAREHOLDERS' EQUITY

a.	Composition of share capital:

The share capital of the Company as of December 31, 2017 is comprised of shares of NIS 0.01 par value each, as follows:

	December 31, 2017
	Authorized	Issued and outstanding

Ordinary shares	23,457,511	7,044,632
Preferred A-1 shares	3,435,859	3,435,859
Preferred A-2 shares	1,120,000	1,120,000
Preferred B-1 shares	5,482,330	5,482,330
Preferred B-2 shares	1,504,300	1,504,300

	35,000,000	18,587,121

b.	The rights of Ordinary and Preferred shares:

1.	Ordinary shares:

Subject to the rights and preferences of the preferred shares of the Company, each Ordinary Share in respect of which all calls have been fully paid, shall confer on its holder the right to receive notice of, and to participate and vote in, all General Meetings (an annual or special general meeting of the shareholders of the Company), to participate and share equally, on a per share basis, in distribution of dividends, and to participate and share equally, on a per share basis, in the distribution of the surplus assets and funds of the Company in the event of the liquidation, dissolution or winding up of the Company and certain other rights all as are specified in the Company's Articles of association ("AOA") and under applicable law.

2.	Preferred shares:

The Preferred shares confer on the holders thereof all rights accruing to holders of the Ordinary shares in the Company, as set forth in the Company's AOA, in addition to certain additional rights expressly attached to the preferred shares in accordance with the AOA.

The holders of the preferred shares shall also have conversion rights as follows: Each

Preferred share shall be convertible into Ordinary shares at the option of the holder thereof, at any time after the date on which such Preferred share was issued by the Company (the "Original Issue Date"), as set forth in the AOA.

Each preferred share shall be convertible into such number of fully paid and non-assessable Ordinary shares as is determined by the Company's AOA.

c.	Liquidation Preference:

In the event of Liquidation or Deemed Liquidation (as such term is defined in the AOA), the Distributable Proceeds (as such term is defined in the AOA) will be distributed among the Company shareholders according to the following order preference, unless the Preferred

SOLEBIT LABS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 8:-	SHAREHOLDERS' EQUITY (Cont.)

Majority elect to receive a lesser amount by written notice given to the Company:

First, the holders of Series B-1 Preferred Shares and Series B-2 Preferred Shares shall be entitled to receive, from the Distributable Proceeds, on a pro rata pari passu basis among such Preferred B Shareholders, prior to and in preference to any other securities of the Company, for each Preferred B Share held by them, the greater of:  (i) an amount equal to the applicable Original Issue Price, in US Dollars (in cash, cash equivalents or, if applicable, securities), plus an interest at the rate of 6% (six percent) per annum compounded annually, which shall accrue from the Effective Date (or if later, the date of issuance of such share) until the actual date of payment, less the amount of Distributable Proceeds previously paid in preference on such share according to this Section 11.1; and (ii) the pro rata portion of the Distributable Proceeds the Preferred B Shareholders would receive, upon the distribution of all the Distributable Proceeds to all Shareholders on a pro rata and as converted basis to Ordinary Shares (the "Preferred B Preference Amount"). In the event that the Distributable Proceeds shall be insufficient for the distribution of the applicable Preferred B Preference Amount in full to all of the Preferred B Shareholders, the Distributable Proceeds shall be distributed among the Preferred B Shareholders, on a pro rata pari passu basis in proportion to the amounts such Preferred B Shareholders would have received had the Distributable Proceeds been sufficient for the distribution of the Preferred B Preference Amount in full.

Second, after payment in full of the Preferred B Preference Amount, the holders of Series A-1 Preferred Shares and Series A-2 Preferred Shares shall be entitled to receive, from the Distributable Proceeds, on a pro rata pari passu basis among such Preferred A Shareholders, prior to and in preference to any other securities of the Company, for each Preferred A

Share held by them, the greater of: (i) an amount equal to the applicable Original Issue Price, in US Dollars (in cash, cash equivalents or, if applicable, securities), plus an interest at the rate of 6% (six percent) per annum compounded annually, which shall accrue from the Effective Date (or if later, the date of issuance of such share) until the actual date of payment, less the amount of Distributable Proceeds previously paid in preference on such share according to this Section 11.1 and (ii) the pro rata portion of the Distributable Proceeds the Preferred A Shareholders would receive, upon the distribution of all the Distributable Proceeds to all Shareholders on a pro rata and as converted basis to Ordinary Shares (the "Preferred A Preference Amount"). In the event that the Distributable Proceeds shall be insufficient for the distribution of the applicable Preferred A Preference Amount in full to all of the Preferred A Shareholders, the Distributable Proceeds shall be distributed among the Preferred A Shareholders, on a pro rata pari passu basis in proportion to the amounts such Preferred A Shareholders would have received had the Distributable Proceeds been sufficient for the distribution of the Preferred A Preference Amount in full.

After payment in full of the Preferred B Preference Amount and the Preferred A Preference

Amount, the remaining Distributable Proceeds, if any, shall be distributed pro-rata among all the Ordinary Shareholders (excluding, for the avoidance of doubt, the Preferred Shareholders), based on their respective holdings of outstanding shares of the Company, on a pari passu and as converted basis (based on the number of shares held by each such holder immediately prior to such Liquidation event).

d.

On June 22, 2017, the Company entered into a Share Purchase Agreement (the "2017 SPA") with new investors ("Investors"), as amended on October 18, 2017. According to the 2017 SPA, the Company issued to the Investors 5,482,330 preferred B-1 shares for an aggregate amount of $8,100 (net of $ 100 issuance expenses), at a price per share of $1.495.

SOLEBIT LABS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 8:-	SHAREHOLDERS' EQUITY (Cont.)

As part of 2017 SPA, the Convertible Loans converted into 1,504,300 Preferred B-2 shares at a discounted price per share of $1.197 (see note 7).

On October 2, 2017, a third-party investor purchased common stocks from two key stockholders. The Company recorded stock-based compensation expense of $ 359 for this transaction, representing the excess of the purchase price paid over the fair value of the common stock at the date of purchase.

e.	Share Option Plans:

The Company has authorized through its 2014 Share Option Plan, the grant of options to advisors and other key employees of up to 3,466,302 Ordinary shares. The options granted generally have 4 years vesting period and expire ten years after the date of grant. Options granted under the Company's option plan that are cancelled or forfeited before expiration become available for future grant. As of December 31, 2017, the amount of 2,143,995 of the Company's options were available for future grants.

A summary of the share options to employee's activities in 2017 is as follows:

	December 31, 2017
	Amount of shares	Weighted average exercise price

Outstanding at beginning of year	1,150,520	$0.172
Granted	119,994	$1.244
Exercised	(27,384)	$0.631
Forfeited	(35,238)	$0.490

Outstanding at end of year	1,207,892	$0.287

Total stock-based compensation expenses resulting from stock options granted to employees included in the consolidated statement of comprehensive loss for the year ended December 31, 2017 were $ 33.

A summary of the share options to non-employee's activities in 2017 is as follows:

	December 31, 2017
	Amount of shares	Weighted average exercise price

Outstanding at beginning of year	73,059	$0.099
Granted	62,230	$1.509
Exercised	(13,048)	$0.158
Forfeited	(7,826)	$0.264

Outstanding at end of year	114,415	$0.884

Total stock-based compensation expenses resulting from stock options granted to non-employees included in the consolidated statement of comprehensive loss for the year ended

SOLEBIT LABS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 8:-	SHAREHOLDERS' EQUITY (Cont.)

December 31, 2017 were $6.

As of December 31, 2017, there were unrecognized compensation costs of $142, which is expected to be recognized over a weighted average period of approximately 1.9 years.

The weighted average grant date fair value of the Company's options granted during the year ended December 31, 2017, was $0.56.

NOTE 9:-	TAXES ON INCOME

a.	Corporate tax rates:

The Company, is taxed under Israeli tax laws as follows:

The corporate income tax rate in Israel in 2017 was 24%.

In December 2016, the Israeli Parliament approved the Economic Efficiency Law

(Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years), which reduces the corporate income tax rate to 24% effective from January 1, 2017 and to 23% effective from January 1, 2018.

The US subsidiary, Solebit Labs Inc., is taxed under the tax laws of the United States and the statutory enacted income tax rate for the year ended December 31, 2017 is approximately 35%.

b.	Tax Reform in the U.S.:

On December 22, 2017, the U.S. Tax Cuts and Jobs Act of 2017 (the “TCJA” or the “Act”) was signed into law resulting in significant changes to corporate tax law and tax financial reporting. Some of the more notable provisions which will impact the Company are:

•	A reduction in the U.S. federal corporate tax rate from up to 35% to a flat rate of 21%;
•	Limitation on the deduction of certain interest expenses;
•	Full expense allowance for certain business capital expenditures;
•	Limitation on carryback for certain NOL's arising after December 31, 2017; and
•	Changes to taxation of foreign-sourced income from multinational corporations.

As of December 31, 2017, the Company has not finalized accounting for the tax effects of the enactment of the Act. The Company have made reasonable estimates to record provisional amounts in the financial statements for the income tax effects of the Act. The amounts included in the financial statements represent the Company's best estimates based upon records and information the Company believe to be appropriate. In instances where the Company could not prepare provisional amounts, because the necessary information was not available, prepared or analyzed, the Company continued to calculate and present the income tax effects based on the provisions of the tax laws that were in effect immediately prior to the Act being enacted. The Company will continue to analyze information and await additional guidance and accordingly the Company may record additional provisional amounts or adjustments to provisional amounts in future periods.

SOLEBIT LABS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 9:-	TAXES ON INCOME (Cont.)

c.	Net operating loss carryforward:

The Company has accumulated losses for tax purposes as of December 31, 2017 of approximately $ 1,936. These losses can be carried forward and offset against any future taxable income for an indefinite period.

d.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The Company's deferred tax assets are comprised of operating loss carryforwards and other temporary differences.

December 31,
2017

Deferred tax assets
Net operating loss carryforward	$445
Temporary differences	956
Total gross deferred tax assets	1,401
Valuation allowance	(1,401)

Total deferred tax assets, net	$—

e.	Tax assessment:

The Company has not received final tax assessments since its incorporation.

NOTE 10:-	SUBSEQUENT EVENTS

a.

On January 17, 2018, the Company's Board of Directors approved the Company issued each of its shareholders additional shares (the "Bonus Shares"), in a way that for each share held at the time, (including all registered, authorized, issued and outstanding shares and preferred shares) shall be granted 6 (six) fully paid and non-assessable share of such class, and that following such additional shares, the par value of the share capital of the Company remains NIS 0.01 per share of each class. All share amounts were retroactively adjusted to reflect the Bonus Shares and stock split.

b.

On July 31, 2018, the Company signed on a share purchase agreement (the "SPA") to sell 100% of the Company's shares to Mimecast limited, a public company for an aggregate amount of up to $ 96,000 including several adjustments, as described in the SPA.

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